Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS RESULTS OF OPERATIONS FOR THE FIRST QUARTER OF 2009

BETHESDA, MD; April 23, 2009 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced its results of operations for the first quarter ended March 27, 2009.

•	Total revenue decreased $171 million, or 16.2%, to $882 million for the first quarter of 2009 compared to 2008.

•

Net loss was $60 million for the first quarter of 2009 compared to net income of $63 million for the first quarter of 2008. The diluted loss per share was $.12 for the first quarter of 2009 compared to earnings per share of $.10 in 2008.

Operating results for the first quarter of 2009 were significantly affected by gains on a hotel disposition as well as non-cash impairment charges related to potential asset sales. Additionally, the first quarter of 2009 and 2008 include an increase in non-cash interest expense due to an accounting change implemented in the first quarter of 2009 that related to our exchangeable debentures. The cumulative effects of these items were to decrease earnings by $28 million, or $.05 per diluted share, for the first quarter of 2009. For further detail, refer to the “Schedule of Significant Items Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this earnings release.

•

Funds from Operations (FFO) per diluted share were $.10 for the first quarter of 2009 compared to $.33 per share for the first quarter of 2008. FFO per diluted share for the first quarter of 2009 was reduced by $.09 per diluted share due to non-cash impairment charges and the accounting change noted above.

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, decreased $88 million for first quarter 2009, to $174 million.

For further detail of certain transactions affecting net income, earnings per diluted share and FFO per diluted share, refer to the “Schedule of Significant Items Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this press release.

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR for the first quarter of 2009 decreased 19.8% when compared to the first quarter of 2008. Comparable hotel adjusted operating profit margins decreased 400 basis points for the first quarter. For further detail, see “Notes to the Financial Information.”

BALANCE SHEET

As of March 27, 2009, the Company had approximately $653 million of cash and cash equivalents. The Company’s cash balance will generally be utilized for repayments or repurchases of debt, capital improvements and to maintain higher than historical cash levels for working capital. The Company has $400 million of available capacity under the credit facility.

In the first quarter, the Company repurchased $75 million face value of its 3.25% Exchangeable Senior Debentures (2004 Debentures) for approximately $69 million under its stock and equity-linked security repurchase program. The repurchased debentures had a carrying value of $72 million at the time of repurchase; therefore, the Company recorded a gain on the repurchases of approximately $3 million. Since the fourth quarter of 2008, the Company has repurchased $175 million face value of the debentures for $151 million, and currently has $325 million of the 2004 Debentures outstanding.

The Company also obtained a $120 million mortgage on the JW Marriott, Washington, D.C. The mortgage matures on April 2, 2013, with an additional one-year extension subject to certain conditions. During the first quarter, the Company repaid the $34 million mortgage secured by the Westin Indianapolis prior to its scheduled maturity.

CAPITAL EXPENDITURES

Capital expenditures totaled approximately $108 million for the first quarter, which was a decline of approximately 28% from prior year. These expenditures included return on investment (ROI) and repositioning projects of approximately $59 million.

DIVIDEND

Consistent with our previous guidance, the Company expects to declare a $.30 to $.35 per share common stock dividend in the fourth quarter (assuming no increase in its outstanding common shares), which may be payable either in cash or in a combination of cash and shares of common stock. The Company did pay the first quarter dividend on its preferred stock and plans to continue paying such dividends.

2009 OUTLOOK

The Company’s ability to predict future operating results continues to be significantly affected by the current recession and its effect on business and leisure travel. The Company expects that the trends affecting the economy will continue to depress hotel operating results across the portfolio. In the event that comparable hotel RevPAR were to decline approximately 18% to 20% for the full year 2009, the Company would anticipate that full year 2009 operating profit margins under GAAP would decrease approximately 1,000 basis points to 1,100 basis points and its comparable hotel adjusted operating profit margins would decrease approximately 540 basis points to 600 basis points. Based upon these parameters, the Company would estimate the following would occur:

•	loss per diluted share should be approximately $.34 to $.41;

•	net loss should be approximately $176 million to $216 million;

•

FFO per diluted share should be approximately $.68 to $.76 (including the deduction of $40 million of first quarter non-cash impairment charges and $30 million of non-cash interest expense on the exchangeable debentures for full year 2009 due to an accounting change); and

•	Adjusted EBITDA should be approximately $800 million to $850 million.

About Host Hotels & Resorts

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 116 properties with approximately 63,000 rooms, and also holds a non-controlling interest in a joint venture that owns 11 hotels in Europe with approximately 3,500 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of April 23, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

* This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host and Host LP, the primary difference is approximately 3% of the partnership interests in Host LP held by outside partners as of March 27, 2009, which is non-controlling interests in Host LP in our consolidated balance sheets and net income/loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	March 27, 2009	December 31, 2008
	(unaudited)
ASSETS
Property and equipment, net	$10,581	$10,739
Due from managers	62	65
Investments in affiliates	176	229
Deferred financing costs, net	47	46
Furniture, fixtures and equipment replacement fund	119	119
Other	196	200
Restricted cash	38	44
Cash and cash equivalents	653	508

Total assets	$11,872	$11,950

LIABILITIES AND EQUITY
Debt
Senior notes, including $852 million and $916 million, respectively, net of discount, of Exchangeable Senior Debentures (b)	$3,879	$3,943
Mortgage debt	1,517	1,436
Credit facility, including the $210 million term loan	410	410
Other	87	87

Total debt	5,893	5,876
Accounts payable and accrued expenses	107	119
Other	163	183

Total liabilities	6,163	6,178

Non-controlling interests in Host Hotels & Resorts, L.P. (c)	147	156
Host Hotels & Resorts, Inc. stockholders’ equity:
Cumulative redeemable preferred stock (liquidation preference $100 million) 50 million shares authorized; 4.0 million shares issued and outstanding shares issued and outstanding, respectively	97	97
Common stock, par value $.01, 750 million shares authorized; 526.4 million shares and 525.3 million shares issued and outstanding, respectively	5	5
Additional paid-in capital	5,882	5,874
Accumulated other comprehensive income	2	5
Deficit	(448)	(389)

Total Host Hotels & Resorts, Inc. stockholders’ equity	5,538	5,592
Non-controlling interests—other consolidated partnerships (c)	24	24

Total equity	5,562	5,616

Total liabilities and equity	$11,872	$11,950

(a)	Our consolidated balance sheet as of March 27, 2009 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

(b)	As a result of the adoption of FASB Staff position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” (FSP 14-1), the principal balance for our Exchangeable Senior Debentures was reduced by $66 million and $76 million as of March 27, 2009 and December 31, 2008, respectively, with an offsetting increase to equity. The decline in principal reflects the unamortized discount balance related to the implementation of FSP 14-1. See Note (e) to “Other Financial and Operating Data,” for further discussion.

(c)	As a result of the adoption of SFAS 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”, (FAS 160), which modifies the presentation of certain balance sheet items such that non-controlling interests of other consolidated partnerships (previously referred to as “Interest of minority partners of other consolidated partnerships”) is now included as a separate component of equity.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 27, 2009	March 21, 2008
Revenues
Rooms	$511	$621
Food and beverage	272	332
Other	70	70

Total hotel sales	853	1,023
Rental income	29	30

Total revenues	882	1,053

Expenses
Rooms	138	156
Food and beverage	201	241
Hotel departmental expenses	238	257
Management fees	33	52
Other property-level expenses	82	81
Depreciation and amortization	178	123
Corporate and other expenses	15	17
Gain on insurance settlement (b)	—	(7)

Total operating costs and expenses	885	920

Operating profit (loss)	(3)	133
Interest income	2	4
Interest expense (c)	(87)	(83)
Net gains on property transactions and other	1	1
Loss on foreign currency	(1)	—
Equity in losses of affiliates	(3)	—

Income (loss) before income taxes	(91)	55
Benefit for income taxes	14	7

Income (loss) from continuing operations	(77)	62
Income from discontinued operations (d)	17	1

Net income (loss)	(60)	63
Less: Net (income) loss attributable to non-controlling interests (e)	1	(9)

Net income (loss) attributable to common stockholders	(59)	54
Less: Dividends on preferred stock	(2)	(2)

Net income (loss) available to common stockholders	$(61)	$52

Basic and diluted earnings (loss) per common share:
Continuing operations	$(.15)	$.10
Discontinued operations	.03	—

Basic and diluted earnings (loss) per common share	$(.12)	$.10

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

(b)	The 2008 gain on insurance settlement reflects business interruption insurance proceeds from damages incurred from Hurricane Katrina in 2005 and excludes $2 million of management fees and other expenses, net, related to the proceeds.

(c)	As a result of the adoption of FSP 14-1, interest expense increased $7 million for both the first quarter of 2009 and 2008, respectively. Interest expense in the first quarter of 2009 also includes the $3 million gain earned on the repurchase of a portion of the 2004 Debentures. See “Schedule of Significant Items affecting Earnings per Share and Funds From Operations per Diluted Share” for further discussion.

(d)	Reflects the results of operations and gains on sale, net of the related income tax, for one property sold in 2009 and two properties disposed of in 2008.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(e)	As of the first quarter of 2009, we have adopted SFAS 160. As a result, net income attributable to non-controlling interests of Host LP and of other non-consolidated partnerships are no longer included in the determination of net income. Prior quarter amounts have been revised to reflect this presentation. The net income attributable to non-controlling interests is included in the net income (loss) available to common stockholders; therefore, the implementation of this standard had no effect on our basic or diluted earnings per share calculation.

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 27, 2009			Quarter ended March 21, 2008
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income (loss)	$(60)	526.1	$(.11)	$63	522.6	$.12
Net (income) loss attributable to non-controlling interests	1	—	—	(9)	—	(.02)
Dividends on preferred stock	(2)	—	(.01)	(2)	—	—

Basic earnings available to common stockholders (a)(b)	(61)	526.1	(.12)	52	522.6	.10
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	—	—	—	.2	—
Assuming deduction of gain recognized for the repurchase of 2004 Exchangeable Senior Debentures (c)	(2)	3.9	—	—	—	—

Diluted earnings available to common stockholders (a)(b)	$(63)	530.0	$(.12)	$52	522.8	$.10

(a)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders, as adjusted for potentially dilutive securities by the weighted average number of shares of common stock outstanding plus potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other minority interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.

(b)	Our results for both periods presented were significantly affected by certain transactions. For further detail, see “Schedule of Significant Items Affecting Earnings per Share and Funds From Operations per Diluted Share.”

(c)	During the first quarter of 2009, we repurchased $75 million face value of the 2004 Debentures with a carrying value of $72 million for $69 million. For the first quarter of 2009, the adjustments to dilutive earnings per common share related to the 2004 Debentures include the $3 million gain on repurchase, net of interest expense on the repurchased debentures. The potentially dilutive effect of the still outstanding debentures is not included as they would be anti-dilutive for all periods presented.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of March 27, 2009		Quarter ended March 27, 2009			Quarter ended March 21, 2008
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	27	15,943	$187.16	62.0%	$115.99	$206.08	72.7%	$149.74	(22.5)%
Mid-Atlantic	11	8,684	205.16	62.4	127.99	236.96	73.7	174.58	(26.7)
North Central	14	6,175	120.95	49.9	60.32	134.19	54.0	72.43	(16.7)
Florida	9	5,677	222.58	70.5	156.94	248.72	81.2	201.85	(22.2)
DC Metro	13	5,666	212.61	67.2	142.79	200.67	63.7	127.88	11.7
New England	10	5,165	141.68	45.4	64.27	155.62	59.7	92.92	(30.8)
South Central	9	5,687	156.52	65.3	102.14	167.79	72.5	121.73	(16.1)
Mountain	8	3,364	185.29	54.9	101.66	206.56	64.5	133.14	(23.6)
Atlanta	8	4,252	160.78	60.8	97.76	174.85	69.7	121.85	(19.8)
International	7	2,473	138.95	61.0	84.70	162.16	69.4	112.49	(24.7)

All Regions	116	63,086	181.39	60.8	110.20	198.44	69.3	137.47	(19.8)

Comparable Hotels by Property Type (a)

	As of March 27, 2009		Quarter ended March 27, 2009			Quarter ended March 21, 2008
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	54	34,892	$187.43	60.9%	$114.23	$201.20	70.1%	$140.94	(19.0)
Suburban	34	12,904	148.80	56.2	83.68	163.36	62.7	102.43	(18.3)
Resort/Conference	13	8,082	252.83 252.83	65.2	164.95	284.72	76.1	216.80	(23.9)
Airport	15	7,208	129.69	63.1	81.83	143.97	70.1	100.93	(18.9)

All Types	116	63,086	181.39	60.8	110.20	198.44	69.3	137.47	(19.8)

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended
	March 27, 2009	March 21, 2008
Number of hotels	116	116
Number of rooms	63,086	63,086
Percent change in comparable hotel RevPAR	(19.8)%	—
Operating profit margin under GAAP (b)	—%	12.6%
Comparable hotel adjusted operating profit margin (b)	21.8%	25.8%
Food and beverage profit margin under GAAP (b)	26.1%	27.4%
Comparable food and beverage adjusted profit margin (b)	26.8%	27.9%
Comparable hotel sales
Room	$516	$648
Food and beverage (c)	276	348
Other	71	78

Comparable hotel sales (d)	863	1,074

Comparable hotel expenses
Room	138	161
Food and beverage (e)	202	251
Other	32	39
Management fees, ground rent and other costs	303	346

Comparable hotel expenses (f)	675	797

Comparable hotel adjusted operating profit	188	277
Non-comparable hotel results, net (g)	3	(11)
Office buildings and select service properties, net (h)	(1)	—
Depreciation and amortization	(178)	(123)
Corporate and other expenses	(15)	(17)
Gain on insurance settlement	—	7

Operating profit	$(3)	$133

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.

(b)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statement of operations. Comparable margins are calculated using amounts presented in the above table.

(c)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:

	Quarter ended
	March 27, 2009	March 21, 2008
Food and beverage sales per the consolidated statements of operations	$272	$332
Food and beverage sales for the property for which we record rental income	8	9
Adjustment for food and beverage sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	(4)	7

Comparable food and beverage sales	$276	$348

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended
	March 27, 2009	March 21, 2008
Revenues per the consolidated statements of operations	$882	$1,053
Business interruption revenues for comparable hotels	—	7
Hotel sales for the property for which we record rental income, net	12	13
Rental income for office buildings and select service hotels	(19)	(19)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	(12)	20

Comparable hotel sales	$863	$1,074

(e)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:

	Quarter ended
	March 27, 2009	March 21, 2008
Food and beverage expenses per the consolidated statements of operations	$201	$241
Food and beverage expenses for the property for which we record rental income	4	5
Adjustment for food and beverage expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	(3)	5

Comparable food and beverage expenses	$202	$251

(f)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended
	March 27, 2009	March 21, 2008
Operating costs and expenses per the consolidated statements of operations	$885	$920
Hotel expenses for the property for which we record rental income	12	15
Rent expense for office buildings and select service hotels	(20)	(19)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	(9)	14
Depreciation and amortization	(178)	(123)
Corporate and other expenses	(15)	(17)
Gain on insurance settlement	—	7

Comparable hotel expenses	$675	$797

(g)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.

(h)	Represents rental income less rental expense for select service properties and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	March 27, 2009	December 31, 2008
Equity
Common shares outstanding	526.4	525.3
Common shares and minority held common OP Units outstanding	540.6	540.4
Preferred OP Units outstanding	.02	.02
Class E Preferred shares outstanding	4.0	4.0

Security pricing
Common (a)	$4.25	$7.57
Class E Preferred (a)	$19.18	$17.20
3 1/4% Exchangeable Senior Debentures (b)	$918.48	$861.51
2 5/8% Exchangeable Senior Debentures (b)	$710.63	$663.70

Dividends declared per share for calendar year
Common	$—	$.65
Class E Preferred (c)	$.555	$2.22

Debt

Series K senior notes, with a rate of 7 1/ 8% due November 2013	$725	$725
Series M senior notes, with a rate of 7% due August 2012	348	348
Series O senior notes, with a rate of 6 3/ 8% due March 2015	650	650
Series Q senior notes, with a rate of 6 3/ 4% due June 2016	800	800
Series S senior notes, with a rate of 6 7/ 8% due November 2014	497	497
Exchangeable Senior Debentures, with a rate of 3 1/4% due April 2024 (d) (e)	314	383
Exchangeable Senior Debentures, with a rate of 2 5/8% due April 2027 (e)	538	533
Senior notes, with rate of 10.0% due May 2012	7	7

Total senior notes	3,879	3,943
Mortgage debt (non-recourse) secured by $2.2 billion of real estate assets, with an average interest rate of 6.0% and 6.2% at March 27, 2009 and December 31, 2008, respectively, maturing through December 2023	1,517	1,436
Credit facility, including the $210 million term loan (e)(f)	410	410
Other	87	87

Total debt (g)(h)	$5,893	$5,876

Percentage of fixed rate debt	86%	88%
Weighted average interest rate	5.7%	5.8%
Weighted average debt maturity	4.5 years	4.6 years

	Quarter ended
	March 27, 2009	March 21, 2008
Hotel Operating Statistics for All Properties (i)
Average daily rate	$181.12	$198.00
Average occupancy	60.8%	69.3%
RevPAR	$110.08	$137.25

(a)	Share prices are the closing price as reported by the New York Stock Exchange.

(b)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.

(c)	On March 16, 2009, the Company declared a first quarter preferred dividend of $.5546875 per share for its Class E cumulative redeemable preferred stock.

(d)	During the first quarter, the Company repurchased $75 million face value of its 2004 Debentures for approximately $69 million. The repurchased debentures had a carrying value of $72 million at the time of repurchase, therefore, the Company recorded a gain on repurchase of approximately $3 million.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(e)	During the first quarter of 2009, we adopted FSP 14-1, which requires issuers of cash-settled exchangeable debentures to separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate on the instrument’s issuance date. Therefore, we are required to record the debt components of the debentures at fair value as of the date of issuance with the adjustment to Additional Paid-in Capital and amortize the resulting discount as an increase to interest expense over the expected life of the debt. FSP 14-1 has been applied retrospectively to all periods presented. The principal balance for our 2004 and 2007 Debentures was reduced by $66 million and $76 million as of March 27, 2009 and December 31, 2008, respectively, which reflects the unamortized discount balance related to the implementation of FSP 14-1. The discounts will be amortized through the first date at which the holders can require Host to repurchase the debentures for cash (March 2010 for the 2004 Debentures and March 2012 for the 2007 Debentures). As a result of the adoption of FSP 14-1, interest expense increased $7 million for both the first quarters of 2009 and 2008, respectively.

(f)	Currently, the Company has $400 million of available capacity under the revolver portion of the Credit Facility.

(g)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but do not own 100% of the interests, and excludes the debt of entities that we do not consolidate, but have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of March 27, 2009, our non-controlling partners’ share of consolidated debt is $68 million and our share of debt in unconsolidated investments is $340 million.

(h)	Total debt as of March 27, 2009 and December 31, 2008 includes net discounts and premiums of $75 million and $86 million, respectively.

(i)	The operating statistics reflect all consolidated properties as of March 27, 2009 and March 21, 2008, respectively. The operating statistics include the results of operations for one property sold as of March 27, 2009 and two properties sold as of March 21, 2008 prior to their disposition.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 27, 2009			Quarter ended March 21, 2008
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income available to common stockholders	$(61)	526.1	$(.12)	$52	522.6	$.10
Adjustments:
Gains on dispositions, net of taxes	(18)	—	(.04)	—	—	—
Amortization of deferred gains and other property transactions, net of taxes	(1)	—	—	(1)	—	—
Depreciation and amortization (a)	139	—	.26	124	—	.24
Partnership adjustments	—	—	—	5	—	.01
FFO of non-controlling partners of Host LP (b)	(2)	—	—	(7)	—	(.01)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.2	—	—	.2	—
Assuming deduction of gain recognized for the repurchase of 2004 Exchangeable Senior Debentures (c)	(2)	3.9	—	—	—	—
Assuming conversion of 2004 Exchangeable Senior Debentures	—	—	—	7	30.5	(.01)

FFO per diluted share (d)(e)	$55	530.2	$.10	$180	553.3	$.33

(a)	In accordance with the guidance on FFO per diluted share provided by the National Association of Real Estate Investment Trusts, we do not adjust net income for the non-cash impairment charges when determining our FFO per diluted share. See note (b) to “Schedule of Significant Items Affecting Earnings per Diluted Share and Funds From Operations per Diluted Share” for further discussion.

(b)	Represents FFO attributable to the non-controlling interests in Host LP.

(c)	During the first quarter of 2009, the Company repurchased $75 million face value of its 2004 Debentures with a carrying value of $72 million for $69 million. The adjustments to dilutive FFO related to the 2004 Debentures includes $3 million gain recognized, net of interest expense on the repurchased debentures.

(d)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.

(e)	FFO per diluted share was significantly affected by certain transactions. For further detail see “Schedule of Significant Items Affecting Earnings per Diluted Share and Funds From Operations per Diluted Share.”

HOST HOTELS & RESORTS, INC.

Schedule of Significant Items Affecting Earnings per Share

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 27, 2009		Quarter ended March 21, 2008
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Gain on hotel dispositions, net of taxes	$18	$—	$—	$—
Non-cash interest expense on Exchangeable Senior Debentures due to the adoption of FSP 14-1 (a)	(7)	(10)	(7)	(4)
Non-cash impairment charges	(40)	(40)	—	—
Gain (loss) attributable to non-controlling interests (c)	1	1	—	—

Total	$(28)	$(49)	$(7)	$(4)

Diluted shares	530.0	550.8	522.8	553.3
Per diluted share	$(.05)	$(.09)	$(.01)	$—

(a)	Represents non-cash interest recognized related to our Exchangeable Senior Debentures in accordance with the implementation of FSP 14-1. For the calculation of earnings per share, the interest expense for both the first quarter of 2009 and 2008 include $7 million of non-cash interest expense related to the 2004 and 2007 Debentures because both debentures were anti-dilutive for both 2008 and 2009 earnings per share purposes. The $10 million adjustment for the first quarter of 2009 reflects $7 million related to the non-cash interest expense for our 2007 and 2004 Debentures, as well as $3 million of contractual interest expense for the 2004 Debentures. The $3 million of contractual interest expense, along with 20.6 million shares, is being included in the above calculation as the 2004 Debentures would be dilutive in determining diluted FFO per share only after taking into account the significant items described above. The $4 million adjustment for the first quarter of 2008 reflects the non-cash interest expense related to our 2007 Debentures. The interest effect of the 2004 Debentures is not included in the first quarter of 2008 reconciliation as the interest expense had been added-back in the initial calculation of diluted FFO per share.

(b)	During the first quarter of 2009, we identified several non-core properties that may be sold prior to the end of their previously expected useful lives. Therefore, we tested these properties for impairment based on management’s estimate of expected future undiscounted cash flows over our expected holding period taking into account the probability of consummating the sale. For the two assets where the undiscounted, probability-weighted cash flows were below the carrying amount, we recorded non-cash impairment charges totaling $40 million based on the difference between the discounted cash flows and the carrying amount. These impairments are included in depreciation expense on the accompanying statements of operations.

(c)	Represents the portion of the significant items attributable to non-controlling partners in Host LP.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended
	March 27, 2009	March 21, 2008
Net income	$(60)	$63
Interest expense	87	83
Depreciation and amortization	138	123
Income taxes	(14)	(7)
Discontinued operations (a)	1	2

EBITDA	152	264
Gains on dispositions	(19)	—
Non-cash impairment charges on potential asset dispositions (b)	40	—
Amortization of deferred gains	(1)	(1)
Equity investment adjustments:
Equity in earnings of affiliates	3	—
Pro rata EBITDA of equity investments	4	6
Consolidated partnership adjustments:
Pro rata EBITDA attributable to non-controlling partners in other consolidated partnerships	(5)	(7)

Adjusted EBITDA	$174	$262

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

(b)	During the first quarter of 2009, we identified several non-core properties that may be sold prior to the end of their previously expected useful lives. Therefore, we tested these properties for impairment based on management’s estimate of expected future undiscounted cash flows over our expected holding period taking into account the probability of consummating a sale. For the two assets where the undiscounted, probability-weighted cash flows were below the carrying amount, we recorded non-cash impairment charges totaling $40 million based on the difference between the discounted cash flows and the carrying amount. These impairments are included in depreciation expense on the accompanying statements of operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2009 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2009 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$(218)	530.9	$(.41)
Adjustments:
Depreciation and amortization	612	—	1.15
Gain on dispositions, net of taxes	(22)	—	(.04)
Partnership adjustments	4	—	.01
FFO of non-controlling partners of Host LP (b)	(10)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.7	—
Assuming the reduction of the gain recognized upon the repurchase of the 2004 Exchangeable Senior Debentures	(2)	.9	(.01)

FFO per diluted share	$364	532.5	$.68

	High-end of Range
	Full Year 2009 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$(179)	530.9	$(.34)
Adjustments:
Depreciation and amortization	612	—	1.15
Gain on dispositions, net of taxes	(22)	—	(.04)
Partnership adjustments	5	—	.01
FFO of non-controlling partners of Host LP (b)	(11)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.7	—
Assuming the reduction of the gain recognized upon the repurchase of the 2004 Exchangeable Senior Debentures	(2)	.9	—

FFO per diluted share	$403	532.5	$.76

(a)	The full year 2009 forecasts were based on the following assumptions:

•	Comparable hotel RevPAR will decrease 18% to 20% for the full year for the high and low ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will range from a decrease of 540 basis points to 600 basis points for the full year for the high and low ends of the forecasted range, respectively.

•

The implementation of FSP 14-1 will increase the non-cash interest expense applied to the 2004 and 2007 Debentures by approximately $30 million. Additionally, we recorded non-cash impairment charges of $40 million in the first quarter related to potential asset sales. These non-cash charges will decrease earnings and FFO per diluted share by approximately $.12.

•	We do not anticipate that any acquisitions will be made during 2009.

•	We expect to have additional hotel dispositions of approximately $100 million during 2009.

•	We expect to spend approximately $340 million to $360 million on capital expenditures in 2009.

•	Fully diluted weighted average shares for FFO per diluted share and earnings per diluted share will be approximately 532.5 million.

The amounts shown in these forecasts are based on these and other assumptions, as well as management’s estimate of operations for 2009. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will be materially different. Risks that may affect these assumptions and forecasts include the following:

•

the level of RevPAR and margin growth may change significantly and as noted previously, the current recession and volatility in the credit markets have created limited visibility for advance bookings for both transient and group business and accordingly, our ability to predict operating results for 2009;

•

the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions;

•	the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income;

•	the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income;

•	the number of shares of the Company’s common stock repurchased may change based on market conditions; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

(b)	Represents FFO attributable to the non-controlling interests in Host LP.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2009 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2009
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	3.0%	4.1%
Comparable hotel adjusted operating profit margin (c)	20.2%	20.8%
Comparable hotel sales
Room	$2,580	$2,644
Other	1,610	1,662

Comparable hotel sales (d)	4,190	4,306

Comparable hotel expenses
Rooms and other departmental costs	1,823	1,815
Management fees, ground rent and other costs	1,522	1,597

Comparable hotel expenses (e)	3,345	3,412

Comparable hotel adjusted operating profit	845	894
Non-comparable hotel results, net	1	2
Office buildings and select service properties, net	—	—
Depreciation and amortization	(653)	(653)
Corporate and other expenses	(65)	(65)

Operating profit	$128	$178

(a)	Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2009. We have assumed that 116 hotels will be classified as comparable as of December 31, 2009. No assurances can be made as to the hotels that will be in the comparable hotel set for 2009. Also, see the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2009.

(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. The forecasted decline in the comparable hotel adjusted operating profit margin includes two items which accounts for 50 basis points of the above decline. The effect on the adjusted operating profit margins for the first quarter of 2009 for these two items is approximately 60 basis points. (1) The 2008 comparable hotel operating profit includes business interruption proceeds of approximately $5 million, net of expenses, received in 2008 for the New Orleans Marriott which had previously been non-comparable. We do not expect to receive any business interruption proceeds in 2009. (2) The Company will incur additional expenses in 2009 due to the treatment of the ground lease payments related to the New York Marriott Marquis. Since the renegotiation of the ground lease on the New York Marriott Marquis in 1998, the ground lease payments have reduced the deferred ground rent liability, and more recently, have been applied against the deferred purchase price of the land. As a result, there was no operating profit reduction for these payments. In 2009, a small portion of the payments will fully fund the deferred purchase price and the remainder of approximately $18 million will be deducted from operating profit.

(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2009
	Low-end of range	High-end of range
Revenues	$4,228	$4,344
Non-comparable hotel sales	5	5
Hotel sales for the property for which we record rental income, net	41	41
Rental income for office buildings and select service hotels	(84)	(84)

Comparable hotel sales	$4,190	$4,306

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2009 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2009
	Low-end of range	High-end of range
Operating costs and expenses	$4,100	$4,166
Non-comparable hotel expenses	6	7
Hotel expenses for the property for which we record rental income	41	41
Rent expense for office buildings and select service hotels	(84)	(84)
Depreciation and amortization	(653)	(653)
Corporate and other expenses	(65)	(65)

Comparable hotel expenses	$3,345	$3,412

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2009 Forecasts (a)

(unaudited, in millions)

	Full Year 2009
	Low-end of range	High-end of range
Net income	$(216)	$(176)
Interest expense	394	394
Depreciation and amortization	613	613
Income taxes	(31)	(21)

EBITDA	760	810
Gains on dispositions	(22)	(22)
Impairment Charges	40	40
Equity investment adjustments:
Equity in earnings of affiliates	7	7
Pro rata Adjusted EBITDA of equity investments	28	28
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(13)	(13)

Adjusted EBITDA	$800	$850

(a)	See the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2009.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the first quarter of 2009 ended on March 27, 2009, and the first quarter of 2008 ended on March 21, 2008. As a result, the first quarter of 2009 included 86 days of operations, while the first quarter 2008 included 81 days of operations, including February 29, 2008.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 41% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2008) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the first quarter of 2009 reflect 12 weeks of operations for the period from January 3, 2009 to March 27, 2009 for our Marriott-managed hotels and results from January 1, 2009 to February 28, 2009 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the first quarter of 2008 reflect 12 weeks of operations for the period from December 29, 2007 to March 21, 2008 for our Marriott-managed hotels and results from January 1, 2008 to February 29, 2008 for operations of all other hotels which report results on a monthly basis.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. All of our hotels that we owned as of March 27, 2009, have been classified as comparable hotels.

The operating results of one hotel we disposed of in 2009 and the two hotels we disposed of in 2008 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance and is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•

Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because it includes our pro-rata portion of depreciation, amortization and interest expense. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•

Consolidated Partnership Adjustments –We deduct the non-controlling partners’ pro rata share of the Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ positions in the partnership or joint venture.

•

Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.